EXHIBIT 10.4
FORM OF AMENDMENT
TO THE
EXECUTIVE EMPLOYMENT AGREEMENT
     In accordance with Section 10.04, which allows the parties to amend this Executive Employment Agreement (“Agreement”), the Agreement is hereby amended as follows:
1.	Section 5.01 shall be deleted and replaced with the following provisions:
“Executive shall be entitled to twenty-two (22) business days of paid time off (“PTO”) for each twelve (12) months of employment, in addition to the Company’s normal holidays. PTO includes sick days and leaves of absence. PTO will be scheduled taking into account the Executive’s duties and obligations at the Company. Effective January 1, 2008, all unused PTO starting with the 2007 carry forward shall be accumulated from year to year, in accordance with the Company’s PTO Policy. PTO and sick leave and all other leaves of absence will be taken in accordance with the Company’s stated personnel policies. Upon termination or expiration of the Executive’s employment, Executive shall be entitled to compensation for any accrued, unused PTO time in accordance with the Company’s PTO Policy as of date of termination.”

Dated: May 8, 2008	Executive:

Dated: May 8, 2008	By:

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